UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 4, 2010

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	At the Annual Meeting of Stockholders held on May 4, 2010, the stockholders of the company approved the Certificate of Amendment to amend Article Ninth of the Amended and Restated Certificate of Incorporation. As more fully described in the Proxy Statement dated March 22, 2010, the amendment permits holders of at least 25% in voting power of the outstanding shares company to call special meetings of stockholders. The Certificate of Amendment filed with the Secretary of State of the State of Delaware on May 7, 2010 is attached to this report as Exhibit 3a.

At the Annual Meeting of Stockholders held on May 4, 2010, the stockholders of the company also approved the Certificate of Amendment to amend Article Eighth of the Amended and Restated Certificate of Incorporation. As more fully described in the Proxy Statement dated March 22, 2010, the amendment eliminated the supermajority provision applicable to common stockholders. The Certificate of Amendment filed with the Secretary of State of the State of Delaware on May 7, 2010 is attached to this report as Exhibit 3b.

On May 4, 2010, the Board of Directors amended Bylaws 15, 16, 29, 36, 47 and 48 to reflect the separation of the Chairman and Chief Executive Officer positions and to clarify that the Chairman of the Board and Vice Chairman of the Board, if one is appointed, are not officers of the company. In addition, concurrently with the stockholders’ approval of the Certificate of Amendment to permit holders of at least 25% in voting power of the outstanding shares to call special meetings of stockholders, corresponding amendments to Bylaw 6 that were previously approved by the Board became effective. The amendments to Bylaw 6 also set forth the procedural requirements for stockholders to call a special meeting. A copy of the revised Bylaws, effective May 4, 2010, is attached to this report as Exhibit 3c.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders was held on May 4, 2010. A summary of the matters voted upon by stockholders is set forth below.

1. Stockholders elected each of 11 nominees for director to serve for a term to expire at the 2011 Annual Meeting of Stockholders based upon the following votes:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Lamberto Andreotti	1,163,609,889	22,257,713	7,300,444	270,429,008
Lewis B. Campbell	1,157,638,932	28,007,270	7,521,844	270,429,008
James M. Cornelius	1,161,637,335	24,209,613	7,321,098	270,429,008
Louis J. Freeh	999,716,701	185,442,578	8,008,767	270,429,008
Laurie H. Glimcher, M.D.	1,117,797,256	67,502,427	7,868,363	270,429,008
Michael Grobstein	1,159,710,272	24,834,689	8,623,085	270,429,008
Leif Johansson	1,143,386,553	41,569,653	8,211,840	270,429,008
Alan J. Lacy	1,160,844,328	24,140,267	8,183,451	270,429,008
Vicki L. Sato, Ph.D.	1,165,639,932	19,386,113	8,142,001	270,429,008
Togo D. West, Jr.	1,160,947,997	23,509,875	8,710,174	270,429,008
R. Sanders Williams, M.D.	1,165,442,325	19,598,508	8,127,213	270,429,008

2. Stockholders ratified the appointment of Deloitte as the company’s independent registered public accounting firm for 2010 based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,431,696,318	23,537,680	8,363,056	0

3. Stockholders approved an Amendment to the Amended and Restated Certificate of Incorporation to permit holders of at least 25% in voting power of the outstanding shares company to call special meetings of stockholders based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,432,972,184	19,304,424	11,320,446	0

As required, a majority of the outstanding shares voted in favor this proposal.

4. Stockholders approved an Amendment to the Amended and Restated Certificate of Incorporation to eliminate the supermajority provision applicable to common stockholders based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,421,786,678	28,890,946	12,919,430	0

As required, 75% of the outstanding shares voted in favor of this proposal.

5. Stockholders rejected an Amendment to the Amended and Restated Certificate to eliminate the supermajority provisions applicable to preferred stockholders based upon the following votes:

All stockholders:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,419,620,726	29,984,260	13,992,068	0

Preferred Stockholders:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,263	144	104	0

A majority of the outstanding shares and two-thirds of the outstanding preferred shares were needed for this proposal to be approved.

6. Stockholders rejected a stockholder proposal relating to executive compensation disclosure based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
99,084,372	1,083,407,152	10,676,522	270,429,008

7. Stockholders rejected a stockholder proposal relating to stockholder action by written consent based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
585,116,474	593,699,968	14,351,604	270,429,008

8. Stockholders rejected a stockholder proposal relating to a report on animal use based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
60,432,535	859,034,733	273,700,778	270,429,008

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3a.	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, effective as of May 7, 2010.

3b.	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, effective as of May 7, 2010.

3c.	Bylaws, effective as of May 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bristol-Myers Squibb Company

Dated: May 10, 2010	By:	/S/ SANDRA LEUNG
	Name:	Sandra Leung
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3a.	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, effective as of May 7, 2010.

3b.	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, effective as of May 7, 2010.

3c.	Bylaws, effective as of May 4, 2010.